Exhibit 4.3

                         CERTIFICATE OF DETERMINATION OF

               PREFERENCES OF SERIES B CONVERTIBLE PREFERRED STOCK

                               SIGMA DESIGNS, INC.


         The undersigned, Thinh Q. Tran and Kit Tsui, hereby certify that:

         1. They are the duly elected President and Secretary, respectively, of Sigma Designs, Inc., a California corporation (the "Corporation").

         2. The Corporation hereby designates Five Thousand (5,000) shares of Series B Preferred Stock.

         3. None of the shares of the Series B Preferred Stock have been issued.

         4. Pursuant to authority given by the Corporation's Second Restated Articles of Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

         WHEREAS,   the  Second  Restated   Articles  of  Incorporation  of  the
Corporation provide for a class of shares known as Preferred Shares, issuable from time to time in one or more series; and

         WHEREAS, the Board of Directors of the Corporation is authorized within the limitations and restrictions stated in the Second Restated Articles of Incorporation to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed on any wholly unissued series of Preferred Shares, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

         WHEREAS, the Corporation has previously issued Forty-Five Thousand (45,000) shares of Preferred Stock designated as Series A Preferred Stock and the Board of Directors of this Corporation desires to determine the rights, preferences, privileges, and restrictions relating to this new series of Preferred Stock, and the number of shares constituting said Series and the designation of said series;
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         NOW, THEREFORE, BE IT

         RESOLVED: That the President and the Secretary of this Corporation are each authorized to execute, verify and file a certificate of determination of preferences with respect to the Series B Preferred Stock in accordance with the laws of the State of California.

         RESOLVED FURTHER: That the Board of Directors hereby determines the rights, preferences, privileges and restrictions relating to said initial Series of Preferred Stock shall be as set forth below:

          A. Five thousand of the authorized shares of Preferred Stock of the Corporation, none of which have been issued or are outstanding, are hereby designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock").

          B. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

                  1. Rank. The Series B Preferred Stock shall rank (i) prior to the Corporation's common stock, no par value per share (the "Common Stock");
(ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series B Preferred Stock obtained in accordance with Section 8 hereof, such class or series of capital stock specifically, by its terms, ranks senior to the Series B Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with the Series A Preferred Stock and any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series B Preferred Stock ("Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series B Preferred Stock obtained in accordance with Section 8 hereof) specifically ranking, by its terms, senior to the Series B Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                  2. Dividends Rights. The Series B Preferred Stock shall not bear any dividends. In no event, so long as any Series B Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities (other than a distribution of Junior Securities), without, in each such case, the written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting together as a class. The stated value of the Series B Preferred Stock shall be one Thousand Dollars ($1,000) per share (the "Stated Value").

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                  3.  Voting Rights.

                           (a) The holders of the Series B Preferred  Stock have
no voting power whatsoever, except as otherwise provided by the California General Corporation Law ("CAGCL"), in this Section 3, and in Section 8 below.

                           (b)  Notwithstanding the above, the Corporation shall
provide each holder of Series B Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

                           (c) To the  extent  that  under the CAGCL the vote of
the holders of the Series B Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B Preferred Stock (except as otherwise may be required under the CAGCL) shall constitute the approval of such action by the class. To the extent that under the CAGCL holders of the Series B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series B Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the CAGCL.

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                       4.  Liquidation Preference, Dissolution or Winding Up.

                           (a) If the  Corporation  shall  commence a  voluntary
case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless, prior thereto, the holders of shares of Series B Preferred Stock, subject to Section 6, shall have received the Liquidation Preference (as defined in Section 4(c)) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series B Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

                           (b) So long as no shares of Series A Preferred  Stock
are outstanding, at the option of any holder of Series B Preferred Stock, (i) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation, (ii) the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or (iii) the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons in which the Corporation is not the survivor, shall either: (x) be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute upon consummation of such transaction an amount equal to 115% of the Liquidation Preference with respect to each outstanding share of Series B Preferred Stock in accordance with and subject to the terms of this Section 4 or (y) be treated pursuant to Section 6(e)(ii) below; provided, however, that no such distribution pursuant to clause (x) above will be available and such event will be

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

required to be treated pursuant to clause (y) above, where (i) the Company undertakes such an event and plans to account for such event as a "pooling of interests" in accordance with generally accepted accounting principles; and (ii) the value of the distribution that would have been received pursuant to clause
(x) above would be less than the value of the Common Stock that would be received upon conversion of the Series B Preferred Stock in accordance with
Section 6 below (treating the Trading Day (as defined in Section 6(d)) immediately preceding the date of such distribution as the "Conversion Date" (as defined in Section 6(d)(i)). "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

                           (c) For purposes hereof, the "Liquidation Preference"
with respect to a share of the Series B Preferred Stock shall mean an amount equal to the sum of (i) Stated Value thereof, plus (ii) an amount equal to three percent (3%) per annum of such Stated Value for the period beginning on the date of issuance of such share and ending on the date of final distribution to the holder thereof (pro rated for any portion of such period). The liquidation preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Determination filed in respect thereof.


                       5.  Redemption.

                           (a)  If  any  of  the  following   events  (each,   a
"Mandatory Redemption Event") shall occur:

                                    (i) The Corporation fails to issue shares of
Common Stock to the holders of Series B Preferred Stock upon exercise by the holders of their conversion rights in accordance with the terms of this Certificate of Determination (for a period of at least sixty (60) days if such failure is solely as a result of the circumstances governed by the second paragraph of Section 6(g) below and the Corporation is using all commercially reasonable efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the holders upon conversion of the Series B Preferred Stock as and when required by this Certificate of Determination or the Registration Rights Agreement, dated as of January 30, 1998, by and among the Corporation and the other signatories thereto (the "Registration Rights Agreement"), fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the holders of Series B Preferred Stock upon conversion of the Series B Preferred Stock as and when required by this Certificate of Determination, the Securities Purchase Agreement dated as of January 30, 1998, by and between the Corporation and the other signatories thereto (the "Purchase Agreement") or the Registration Rights Agreement, or fails to fulfill its obligations pursuant to Sections 4(c), 4(e), 4(h), 4(j) or 5 of the Purchase Agreement (or

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

makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) business days;

                                    (ii)  The   Corporation   fails  to   obtain
effectiveness with the Securities and Exchange Commission (the "SEC") of the Registration Statement (as defined in the Registration Rights Agreement) prior to July 31, 1998 or such Registration Statement lapses in effect (or sales otherwise cannot be made thereunder, whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise for more than forty-five (45) consecutive days or sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective; or

                                    (iii) The Corporation shall fail to maintain
the listing of the Common Stock on the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange and such failure shall remain uncured for at least ten (10) days, then,  upon  the  occurrence  and  during  the  continuation  of  any  Mandatory
Redemption Event at the option of the holders of a majority of the then outstanding shares of Series B Preferred Stock by written notice (the "Series B Shareholder Notice") to the Corporation of such Mandatory Redemption Event, so long as no share of Series A Preferred Stock is outstanding, the Corporation shall purchase each holder's shares of Series B Preferred Stock for an amount per share equal to the greater of (1) 115% multiplied by the Stated Value of the shares to be redeemed, and (2) the "parity value" of the shares to be redeemed, where parity value means the product of (a) the maximum number of shares of Common Stock issuable upon conversion of such shares in accordance with Section 6 below (without giving any effect to any limitations on conversion of shares set forth in Sections 6(a) or 6(b) below, and treating the Trading Day (as defined in Section 6(d)) immediately preceding the date of payment of Mandatory Redemption Amount (the "Mandatory Redemption Date") as the "Conversion Date" (as defined in Section 6(d)(i)) unless the Mandatory Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the Closing Price (as defined in Section 6(d) for the Common Stock on such "Conversion Date" (the greater of such amounts being referred to as the "Mandatory Redemption Amount"). The Mandatory Redemption Amount payable to any holder of Series B Preferred Stock shall be reduced, dollar for dollar, by any Conversion Default Payments previously paid to such holder pursuant to Sections 6(f)(ii) and 6(g) and any payments previously paid to such holder pursuant to Section 2(c) of the Registration Rights Agreement.

                  If a Series B Shareholder Notice is sent to the Corporation while any share of Series A Preferred Stock is outstanding, in lieu of paying the Mandatory Redemption Amount, (i) the

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

Conversion Amount (as defined in Section 6(a)) shall equal the sum of the Stated Value plus the Premium Amount (as defined in Section 6(a)) and (ii) the Applicable Percentage (as defined in Section 6(d)) shall be reduced in
accordance   with  the  proviso  set  forth  in  the  definition  of  Applicable
Percentage.

                  In the case of a Mandatory Redemption Event, if the Corporation fails to pay the Mandatory Redemption Amount for each share within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series B Preferred Stock shall have the right at any time, so long as the Mandatory Redemption Event continues, to require the Corporation, upon written notice, to immediately issue (in accordance with and subject to the terms of Section 6 below), in lieu of the Mandatory Redemption Amount, with respect to each outstanding share of Series B Preferred Stock held by such holder, the number of shares of Common Stock of the Corporation equal to the Mandatory Redemption Amount divided by the Conversion Price then in effect.

                           (b) If the  Series B  Preferred  Stock  ceases  to be
convertible as a result of the limitations described in Section 6(c) below (a "19.99% Redemption Event"), and the Corporation has not prior to, or within thirty (30) days of, the date that such 19.99% Redemption Event arises, (i) obtained approval of the issuance of the additional shares of Common Stock by the requisite vote of the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series B Preferred Stock that were issued upon conversion of Series B Preferred Stock) or (ii) received other permission pursuant to Nasdaq Requirement 4460(i) allowing the Corporation to resume issuances of shares of Common Stock upon conversion of Series B Preferred Stock or the Corporation's Common Stock is not then listed on The Nasdaq Stock Market or an exchange or quotation system that has a rule substantially similar to Rule 4460(i) of The Nasdaq Stock Market, then the Corporation shall be obligated to redeem, out of the Corporation's funds legally available therefor, immediately all of the then outstanding Series B Preferred Stock, in accordance with this Section 5(b). An irrevocable Redemption Notice shall be delivered promptly to the holders of Series B Preferred Stock at their registered address appearing on the records of the Corporation and shall state (1) that 19.99% of the Outstanding Common Amount (as defined in Section 6(d)) has been issued upon exercise of the Series B Preferred Stock, (2) that the Corporation is obligated to redeem all of the outstanding Series B Preferred Stock and (3) the Mandatory Redemption Date, which shall be a date within ten (10) business days of the date of the Redemption Notice. On the Mandatory Redemption Date, the Corporation shall make payment of the Mandatory Redemption Amount (as defined in Section 5(a) above) in cash.

                           (c) At any time  after  July  31,  1998  (the  "First
Optional Redemption Date"), notwithstanding anything to the contrary contained in this Section 5, so long as (i) no Mandatory Redemption Event shall have occurred and be continuing, (ii) the Registration

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Statement  is then in  effect  and has  been in  effect  and  sales  can be made thereunder for at least twenty (20) days prior to the Optional Redemption Date (as defined below) and (iii) the Closing Bid Price (as defined in Section 6(b)) of the Common Stock, is greater than 150% of the Fixed Conversion Price (as defined in Section 6(d)(i)) for any twenty (20) consecutive Trading Days (as defined below), the Corporation shall have the right, exercisable on not less than thirty (30) days prior written notice to the holders of Series B Preferred Stock (which notice may not be sent to the holders of the Series B Preferred Stock prior to the First Optional Redemption Date), to redeem the outstanding shares of Series B Preferred Stock in accordance with this Section 5(c). The First Optional Redemption Date shall be delayed by one (1) Trading Day each for each Trading Day occurring prior thereto and prior to the full conversion of the Series B Preferred Stock that (i) sales cannot be made pursuant to the Registration Statement (whether by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise) or (ii) any Mandatory Redemption Event (as defined in Section 5(a)) exists, without regard to whether any cure periods shall have run. Any notice of redemption hereunder (an "Optional Redemption") shall be delivered to the holders of Series B Preferred Stock at their registered addresses appearing on the books and records of the Corporation and shall state (1) that the Corporation is exercising its right to redeem the number of shares of Series B Preferred Stock issued on the date of issuance of such shares (the "Issue Date") set forth in such notice and (2) the date of redemption (the "Optional Redemption Notice"). On the date fixed for redemption (the "Optional Redemption Date"), the Corporation shall make payment of the Optional Redemption Amount (as defined below) to or upon the order of the holders as specified by the holders in writing to the Corporation at least one
(1) business day prior to the Optional Redemption Date. If the Corporation exercises its right to redeem the Series B Preferred Stock, the Corporation shall make payment to the holders of an amount in cash (the "Optional Redemption Amount") equal to 100% multiplied by the Stated Value of the shares of Series B Preferred Stock to be redeemed for each share of Series B Preferred Stock then held. Notwithstanding notice of an Optional Redemption, the holders shall at all times prior to the Optional Redemption Date maintain the right to convert all or any shares of Series B Preferred Stock in accordance with Section 6 and any shares of Series B Preferred Stock so converted after receipt of an Optional Redemption Notice and prior to the Optional Redemption Date set forth in such notice and payment of the aggregate Optional Redemption Amount shall be deducted from the shares of Series B Preferred Stock which are otherwise subject to redemption pursuant to such notice. "Trading Day" shall mean any day on which the Common Stock is traded for any period on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

                           (d)  Notwithstanding  anything  to  the  contrary  in
Section 6 below, subject to the terms of this Section 5(d), if the Closing Price (as defined below) of the Common Stock is below 70% of the Fixed Conversion Price (as defined in Section 6(d)(i)) on any day a Notice of Conversion (as defined in Section 6(f) below) is given, the Corporation shall have the option, in lieu of issuing shares of Common Stock to the holders upon conversion in accordance with the

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

terms of Section (f) below, to redeem all or any portion of the shares of Series B Preferred Stock submitted for conversion for an amount in cash equal to the number of shares of Common Stock that would have otherwise been issued upon conversion of the Series B Preferred Stock at the applicable Conversion Price (as defined in Section 6(d)) multiplied by the Redemption Market Price (as defined herein). "Redemption Market Price" shall be equal to the Closing Price of the Common Stock on the Conversion Date. "Closing Price," as of any date, means the last sale price of the Common Stock on the Nasdaq National Market as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by the holders of a majority in interest of the shares of Series B Preferred Stock and the Corporation ("Bloomberg") or, if The Nasdaq National Market is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last sale price of such security or in the over-the-counter market on the electronic bulletin board for such security in any of the foregoing manners, the average of the bid prices of any market makers for such or security as reported in the "pink sheets" by the National quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of shares of Series B Preferred Stock being converted for which the calculation of the Closing Price is required in order to determine the Conversion Price of such Series B Preferred Stock. From time to time following the Issue Date, the holders may request advance notice as to whether the Corporation will issue shares of Common Stock, deliver cash in redemption or any combination thereof in respect of the shares of Series B Preferred Stock submitted for conversion pursuant to Section 6. Such request shall be made in writing and the Corporation shall respond in writing as promptly as practicable but within two (2) business days of receipt of the request. The Corporation will be bound by such response for a period of twenty
(20) Trading Days from the date of its response. A failure to respond within two
(2) business days shall be deemed to be an election to issue Common Stock on conversion. Any redemption amounts payable hereunder shall be paid to the converting holder within two (2) Trading Days of the Conversion Date.

                           6. Conversion at the Option of the Holder.

                                    (a) Subject to the  conversion  schedule set
forth in Section 6(b)(i) below, each holder of shares of Series B Preferred Stock may, at its option at any time and from time to time, upon surrender of the certificates therefor, convert any or all of its shares of Series B Preferred Stock into Common Stock as follows (an "Optional Conversion"). Each share of Series B Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (1) the Conversion Amount (as defined below), by (2) the then effective Conversion Price (as defined below); provided, however, that, unless the holder delivers a waiver in accordance with the immediately following sentence, in no event (other than pursuant to the Automatic Conversion (as defined herein)) shall a holder of shares of Series B Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series B Preferred Stock) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series B Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a holder and such holder's affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause
(x) of such proviso and (ii) a holder may waive the limitations set forth therein by written notice to the Corporation upon not less than sixty-one (61) days prior written notice (with such waiver taking effect only upon the expiration of such sixty-one (61) day notice period). The "Conversion Amount" shall equal the Stated Value; provided, however, that if a Mandatory Redemption Notice is sent while any share of Series A Preferred Stock is outstanding, the Conversion Amount shall equal the sum of (a) the Stated Value, plus (b) the Premium Amount where the "Premium Amount" means the product of the Stated Value, multiplied by .08, multiplied by (N/365) where "N" equals the number of days elapsed from the Issue Date to and including the date the last Mandatory Redemption Event ceased to occur prior to the Conversion Date (as defined below) or, if a Mandatory Redemption Event is continuing on the Conversion Date, the Conversion Date.

                               (b)  Limitations on Conversion.

                                    (i)  Each  holder  of  shares  of  Series  B
Preferred Stock may convert only up to that percentage of the aggregate Stated Value of all shares of Series B Preferred Stock received by such holder on the Issue Date specified below during the time period set forth opposite such percentage.

                  Percentage                            Time Period

                              0%           1-180 days following the Issue Date
                           33.3%           181-210 days following the Issue Date
                           66.6%           211-240 days following the Issue Date
                            100%           241 days following the Issue Date

; provided, however, that the restrictions on conversion set forth above shall not apply, to conversions taking place on any Conversion Date (as defined below)
(i) after April 30, 1998, if on the Conversion Date the Closing Price of the Common Stock is greater than or equal to (a) the Fixed Conversion Price (as defined in Section 6(d)(i)) or (b) 120% times the then applicable

Market Price (as defined in Section 6(d)(i)) or (ii) on or after the date the Corporation makes a public announcement that it intends to merge or consolidate with any other corporation or sell or transfer substantially all of the assets of the Corporation or (iii) on or after the date any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock or otherwise publicly announces an intention to replace a majority of the Corporation's Board of Directors by waging a proxy battle or otherwise.

                                    (ii) In addition to the limitation set forth
in Section 6(b)(i) above, and notwithstanding anything else contained herein to the contrary, the Company may prohibit holders of shares of Series B Preferred Stock from converting any shares of Series B Preferred Stock (the "Conversion
Limitation") for a period of thirty (30) calendar days (the "Conversion Limitation Period"), provided that the Company provides each holder of the Series B Preferred Stock with at least ten (10) Trading Days prior written notice of its intent to exercise the Conversion Limitation. The Company shall have the right to exercise a Conversion Limitation only one time, and upon the exercise of the Conversion Limitation, the Fixed Conversion Price for all conversions effected after the exercise of the Conversion Limitation shall equal the lesser of (i) 110% times the average of the Closing Bid Prices (as defined below) for the Common Stock for the five (5) Trading Days ending on the last day of the Conversion Limitation Period and (ii) 150% of the average of the Closing Bid Prices for the Common Stock for the five (5) Trading Days ending February 27, 1998. "Closing Bid Price" means, for any security as of any date, the closing bid price on The Nasdaq National Market as reported by Bloomberg or, if The Nasdaq National Market is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security or as reported in the "pink sheets" by the National quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of shares of Series B Preferred Stock being converted for which the calculation of the Trade Price is required in order to determine the Conversion Price of such Series B Preferred Stock.

                           (c) So long as the Common Stock is listed for trading
on Nasdaq or an exchange or quotation system that has a rule substantially similar to Rule 4460(i) then, notwithstanding anything to the contrary contained herein if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series B Preferred Stock (including any shares of capital stock or rights to acquire shares of capital stock issued by the Corporation which are aggregated or integrated with the Common Stock issued or issuable upon conversion of the Series B Preferred Stock for purposes of such rule described below) equals 19.99% of the

"Outstanding Common Amount" (as hereinafter defined), the Series B Preferred Stock shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms of this Section 6(a) and Section 7 below, unless the Corporation (i) has obtained approval of the issuance of the Common Stock upon conversion of the Series B Preferred Stock by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series B Preferred Stock that were issued upon conversion of Series B Preferred Stock), or (ii) shall have otherwise obtained permission to allow such issuances from Nasdaq in accordance with Nasdaq Requirement 4460(i) or the Corporation's Common Stock is not then listed on the Nasdaq Stock Market or an exchange or quotation system that has a rule substantially similar to Rule 4460(i) of The Nasdaq Stock Market. For purposes of this paragraph, "Outstanding Common Amount" means (i) the number of shares of the Common Stock outstanding on the date of issuance of the Series B Preferred Stock pursuant to the Purchase Agreement plus (ii) any additional shares of Common Stock issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of shares of Common Stock issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the "Maximum Share Amount." With respect to each holder of Series B Preferred Stock, the Maximum Share Amount shall refer to such holder's pro rata share thereof determined in accordance with Section 9 below. In the event that Corporation obtains Stockholder Approval or the approval of The Nasdaq Stock Market, by reason of the inapplicability of the rules of The Nasdaq Stock Market or otherwise and concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is not obtained, there are insufficient reserved or authorized shares or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the Holder may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the effective date of such registration statement. In the event that (a) the aggregate number of shares of Common Stock issued pursuant to the outstanding Series B Preferred Stock represents at least twenty percent (20%) of the Maximum Share Amount and (b) the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of Series B Preferred Stock plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of Series B Preferred Stock, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Corporation will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Mandatory Redemption Date.

                           (d)  Conversion  Price.  (i) Subject to  subparagraph
(ii) below, the "Conversion Price" shall be the lesser of the Market Price (as defined herein) and the Fixed Conversion Price (as defined herein), subject to adjustments pursuant to the provisions of Section 6(e) below. Prior to the determination of the Fixed Conversion Price, the Conversion Price shall be the Market Price. "Market Price" shall mean the Applicable Percentage (as defined below) times the average of the lowest six (6) daily Trade Prices of the Common Stock, during the twenty (20) Trading Day period ending one (1) Trading Day prior to the date (the "Conversion Date") the Conversion Notice is sent by a holder to the Corporation via facsimile (the "Pricing Period"). "Fixed Conversion Price" shall mean 150% of the average Closing Bid Prices for the five
(5) Trading Days ending February 27, 1998. "Trade Price" means, for any security as of any date, the trade price on The Nasdaq National Market as reported by Bloomberg or, if The Nasdaq National Market is not the principal trading market for such security, the trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no trade price of such security in the over-the-counter market on the electronic bulletin board for such security or in any of the foregoing manners, the bid price of any market makers for such security as reported in the "pink sheets" by the National quotation Bureau, Inc. If the Trade Price cannot be calculated for such security on such date in the manner provided above, the Trade Price shall be the fair market value as mutually determined by the Corporation and the holders of a majority in interest of shares of Series B Preferred Stock being converted for which the calculation of the Trade Price is required in order to determine the Conversion Price of such Series B Preferred Stock. "Applicable Percentage" shall mean 100%; provided, however, that if, while any share of Series A Preferred Stock is outstanding, (a) there is a Mandatory Redemption Event described in Paragraphs 5(a)(i) and 5(a)(ii), the Applicable Percentage shall be permanently reduced to 80% and (b) there is a Mandatory Redemption Event described in paragraph 5(a)(iii) and the Applicable Percentage at such time equals 100%, the Applicable Percentage shall be permanently reduced to 90%, subject to adjustment pursuant to clause (a) of this proviso.

                           (ii)    Notwithstanding    anything    contained   in
subparagraph (i) of this Paragraph (d) to the contrary, in the event the Corporation (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Corporation or
(ii) any person, group or entity (including the Corporation) publicly announces a tender offer to purchase 50% or more of the Corporation's Common Stock or otherwise publicly announces an intention to replace a majority of the corporation's Board of Directors by waging a proxy battle or otherwise (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in subparagraph (i) of this Section 6(d). For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean the earlier of (x) one hundred twenty (120) days from the Announcement Date or (y) with respect to any proposed transaction, tender offer or removal of the majority of the Board of Directors which a public announcement as contemplated by this subparagraph (ii) has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this subparagraph (ii) to become operative.

                           (e) Adjustments to Conversion  Price.  The Conversion
Price shall be subject to adjustment from time to time as follows:

                                    (i)  Adjustment to  Conversion  Price Due to
Stock Split, Stock Dividend, Etc. If at any time when Series B Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, rights offering below the Average Trading Price (as defined below) to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Automatic Conversion of the Series B Preferred Stock, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof. "Average Trading Price," which shall be measured as of the record date in respect of the rights offering means (i) the average of the last reported sale prices for the shares of Common Stock on Nasdaq as reported by Bloomberg, as applicable, for the five (5) Trading Days immediately preceding such date, or
(ii) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or
(iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Average Trading Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation or, (b) at the option of a majority-in-interest of the holders of the outstanding Series B Preferred Stock by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.

                                    (ii)     Adjustment     Due    to    Merger,
Consolidation, Etc. If, at any time when Series B Preferred Stock is issued and outstanding and prior to the conversion of all Series B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the

Corporation shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then the holders of Series B Preferred Stock shall thereafter have the right to receive upon conversion of the Series B Preferred Stock, upon the bases and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Series B Preferred Stock would have been entitled to receive in such transaction had the Series B Preferred Stock been converted in full (without regard to any limitations on conversion contained herein) immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of Series B Preferred Stock. The Corporation shall not effect any transaction described in this subparagraph
(ii) unless (a) it first gives, to the extent practical, thirty (30) days' prior written notice (but in any event at least ten (10) business days prior written notice) of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holders of Series B Preferred Stock shall be entitled to convert the Series B Preferred Stock) and (b) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this subparagraph
(ii). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                                    (iii) Other Securities Offerings. If, at any
time after the original date of issuance of the Series B Preferred Stock, the Corporation sells Common Stock or securities convertible into, or exchangeable for, Common Stock, other than (a) a sale pursuant to a bona fide firm commitment underwritten public offering of Common Stock by the Corporation (not including a continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended), (b) the issuance of securities under any Company stock option, restricted stock option or employee stock purchase plan approved by a majority of the Company's disinterested directors or as incentive related distributions to employees approved by a majority of the Company's disinterested directors,
(c) the issuance of securities in connection with equipment financing or (d) the issuance of securities in connection with any commercial bank financing (collectively, the "Other Common Stock"), then, if the effective or maximum sales price of the Common Stock with respect to such transaction (including the effective or maximum conversion, or exchange price) ("Other Price") is less than the effective Conversion Price of the Series B Preferred Stock at such time and such Other Common Stock is eligible for resale prior to January 30, 1999, the Corporation shall adjust the Conversion Price applicable to the Series B Preferred Stock not yet converted in form and substance reasonably satisfactory to the holders of Series B Preferred Stock so that the Conversion

Price applicable to the Series B Preferred Stock shall not, in any event, be greater, after giving effect to all other adjustments contained herein, than the Other Price.

                                    (iv) Adjustment Due to Distribution. Subject
to Section 2, if the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to all holders of Common Stock as of a certain date of record as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the holders of Series B Preferred Stock shall be entitled, upon any conversion of shares of Series B Preferred Stock after such date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

                                    (v) Purchase Rights. Subject to Section 2 if
at any time when any Series B Preferred Stock is issued and outstanding, the Corporation issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the holders of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Stock (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                                    (vi) Adjustment for Restricted  Periods.  In
the event that (1) the Corporation fails to obtain effectiveness with the Securities and Exchange Commission of the Registration Statement (as defined in the Registration Rights Agreement) prior to ninety (90) days following the Issue Date, or (2) such Registration Statement lapses in effect, or sales otherwise cannot be made thereunder, whether by reason of the Corporation's failure or inability to amend or supplement the prospectus (the "Prospectus") included therein in accordance with the Registration Rights Agreement or otherwise, after such Registration Statement becomes effective, then the Pricing Period shall be comprised of, (i) in the case of an event described in clause (1), the twenty
(20) Trading Days preceding the 90th day following the Issue Date plus all Trading Days through and including the third Trading Day following the date of effectiveness of the Registration Statement; and (ii) in the case of an event described in clause (2), the number of Trading Days preceding the date on which the holder of the Series B Preferred Stock is first notified that sales may not be made under the Prospectus that would otherwise then be included in the Pricing Period in accordance with the definition thereof set forth in Section 6(d)(i), plus all Trading Days through and including the third Trading Day following the date on which the Holder is first notified that such sales may again be made under the Prospectus. If a holder of Series B Preferred Stock determines that sales may not be made pursuant to the Prospectus (whether by reason of the Corporation's failure or inability to amend or supplement the Prospectus) it shall so notify the Corporation in writing and, unless the Corporation provides such holder with a written opinion of the Corporation's counsel to the contrary, such determination shall be binding for purposes of this paragraph.

                                    (vii)  Notice  of   Adjustments.   Upon  the
occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6(e), the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series B Preferred Stock.

                           (f)  Mechanics  For  Conversion.  In order to convert
Series B Preferred Stock into full shares of Common Stock, a holder of Series B Preferred Stock shall: (i) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("Notice of Conversion") to the Corporation by facsimile dispatched on the Conversion Date (or by other means resulting in notice to the Corporation on the Conversion Date) at the office of the Corporation or its designated Transfer Agent for the Series B Preferred Stock that the holder elects to convert the same, which notice shall specify the number of shares of Series B Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion; and (ii) surrender the original certificates representing the Series B Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion to the office of the Corporation or the Transfer Agent for the Series B Preferred Stock as soon as practicable thereafter. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Company or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (i) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (ii) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than two (2) business days from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

                                    (i)  Lost  or  Stolen   Certificates.   Upon
receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

                                    (ii)   Delivery   of   Common   Stock   Upon
Conversion. Upon the surrender of certificates as described above together with a Notice of Conversion, the Corporation shall issue and, within three (3) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (i) above) (the "Delivery Period"), deliver (or cause its Transfer Agent to so issue and deliver) to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series B Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series B Preferred Stock not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $1,000 per day in cash for each day beyond a two (2) day grace period following the Delivery Period that the Corporation fails to deliver Common Stock (a "Conversion Default") issuable upon surrender of shares of Series B Preferred Stock with a Notice of Conversion until such time as the Corporation has delivered all such Common Stock (the "Conversion Default Payments"). Such cash amount shall be paid to such holder by the fifth day of the month following the month in which it has accrued or, at the option of the holder (by written notice to the Corporation by the first day of the month following the month in which it has accrued), shall be convertible into Common Stock in accordance with the terms of this Section 6. The maximum amount of damages payable by the Corporation to all holders of Series B Preferred Stock pursuant to this paragraph 6(f)(ii) shall be $10,000.

                  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder and its compliance with the provisions contained in Section 6(a)-(c) and in this Section 6(f), the Corporation shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

                                    (iii)   No   Fractional   Shares.   If   any
conversion of Series B Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion of the Series B Preferred Stock shall be the next higher number of shares.

                                    (iv) Conversion Date. The "Conversion  Date"
shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in notice) to the Corporation or its Transfer Agent before Midnight, New York City time, on the Conversion Date. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series B Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders preferential rights as a holder of Series B Preferred Stock shall survive to the extent the corporation fails to deliver such securities.

                           (g) Reservation of Stock Issuable Upon Conversion.  A
number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series B Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. As of the date of issuance of the Series B Preferred Stock, 3,300,000 authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Series B Preferred Stock (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Company's obligations pursuant to Section 4(h) of the Purchase Agreement. In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series B Preferred Stock shall be convertible at the then current Conversion Price, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Preferred Stock.

                  If at any time a holder of shares of Series B Preferred Stock submits a Notice of Conversion, and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Section 6 (a "Conversion Default"), the Corporation shall issue to the holder (or holders, if more than one holder submits a Notice of Conversion in respect of the same Conversion Date, pro rata based on the ratio that the number of shares of Series B Preferred Stock then held by each such holder bears to the aggregate number of such shares held by such holders) all of the shares of Common Stock which are available to effect such conversion. The number of shares of Series B Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Corporation shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following a Conversion Default. In addition, the Corporation shall pay to the holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (a) (N/365), multiplied by (b) the sum of the Stated Value plus the Premium Amount (if any) per share of Series B Preferred Stock through the Authorization Date (as defined below), multiplied by (c) the Excess Amount on the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the "Conversion Default Date"), multiplied by (d) .20, where (i) N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Series B Preferred Stock. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the Conversion Price, at the holder's option, as follows:

                                    (i) In the event the  holder  elects to take
such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

                                    (ii) In the event the holder  elects to take
such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Section 6 (so long as there is then a sufficient number of authorized shares).

                  Nothing herein shall limit the holder's right to pursue actual damages for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

                           (h)  Upon  the  occurrence  of  each   adjustment  or
readjustment   of  the  Conversion   Price  pursuant  to  this  Section  6,  the
Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series B Preferred Stock.

                           (i)  Status  as  Stockholder.  Upon  submission  of a
Notice of Conversion by a holder of Series B Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Determination. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of shares of Series B Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation) the holder shall regain the rights of a holder of such shares of Series B Preferred Stock with respect to such unconverted shares of Series B Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares of Series B Preferred Stock to the holder or, if such shares of Series B Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Series B Preferred Stock have not been converted. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, the right to receive Conversion Default Payments pursuant to
Section 6(f) to the extent required thereby for such Conversion Default and any subsequent Conversion Default).

                  7. Automatic Conversion. So long as the Registration Statement is effective and there is not then a continuing Mandatory Redemption Event, each share of Series B Preferred Stock issued and outstanding on January 30, 2000, subject to any adjustment as set forth below (the "Automatic Conversion Date"), automatically shall be converted into shares of Common Stock on such date at the then effective Conversion Price in accordance with, and subject to, the provisions of Section 6 hereof (the "Automatic Conversion"). The Automatic Conversion Date shall be delayed by one (1) Trading Day each for each Trading Day occurring prior thereto and prior to the full conversion of the Series B Preferred Stock that (i) sales cannot be made pursuant to the Registration Statement (whether by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise) or (ii) any Mandatory Redemption Event (as defined in Section 5) exists, without regard to whether any cure periods shall have run. The Automatic Conversion Date shall be the Conversion Date for purposes of determining the Conversion Price and the time within which certificates representing the Common Stock must be delivered to the holder.

                  8. Protective Provisions. So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the CAGCL) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock:

                           (a)  alter  or  change  the  rights,  preferences  or
privileges of the Series B Preferred Stock or any Senior Securities so as to affect adversely the Series B Preferred Stock;

                           (b) create  any new class or series of capital  stock
having a preference over the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Section 1 hereof, "Senior Securities");

                           (c)  increase  the  authorized  number  of  shares of
Series B Preferred Stock; or

                           (d)  do  any  act  or   thing   not   authorized   or
contemplated by this Certificate of Determination which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

                  In the event holders of at least a majority of the then outstanding shares of Series B Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock, pursuant to subsection (a) above, so as to affect the Series B Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series B Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Determination as they exist prior to such alteration or change or continue to hold their shares of Series B Preferred Stock.

                  9. Pro Rata Allocations. The Maximum Share Amount and the Reserved Amount (including any increases thereto) shall be allocated by the Corporation pro rata among the holders of Series B Preferred Stock based on the number of shares of Series B Preferred Stock then held by each holder relative to the total aggregate number of shares of Series B Preferred Stock then outstanding.

                  IN WITNESS WHEREOF, the undersigned each declares under penalty of perjury that the matters set out in the foregoing certificate are true of his own knowledge, and the undersigned have executed this certificate at Fremont, California as of the 30th day of January, 1998.



                                                        ------------------------
                                                        Thinh Q. Tran
                                                        President


                                                        ------------------------
                                                        Kit Tsui
                                                        Secretary

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Series B Preferred Stock)

                  The undersigned hereby irrevocably elects to convert ______ shares of Series B Preferred Stock, represented by stock certificate No(s). __________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of Sigma Designs, Inc. (the "Corporation") according to the conditions of the Certificate of Determination of Series B Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

                  The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series B Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

                  If the undersigned does not wish to have the Common Stock delivered electronically by crediting the account of the undersigned's Prime Broker with the Depository Trust Company through its Deposit Withdrawal Agreement Conversion System, check here |_|

                  Date of Conversion:___________________________

                  Applicable Conversion Price:____________________

                  Number of Shares of
                  Common Stock to be Issued:_____________________

                  Signature:____________________________________

                  Name:_______________________________________

                  Address:______________________________________

*The Corporation is not required to issue shares of Common Stock until the original Series B Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two (2) business days following receipt of the original Preferred Stock Certificate(s) to be converted, and shall make payments pursuant to the Certificate of Determination for the number of business days such issuance and delivery is late.